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                                                                EXHIBIT 10(aa)


                              1997 MANAGEMENT AGREEMENT
                               RELATING TO MARINE WORLD


     THIS 1997 MANAGEMENT AGREEMENT RELATING TO MARINE WORLD (the "Agreement") is made and entered into as of the 1st day of February, 1997, by and between the MARINE WORLD JOINT POWERS AUTHORITY, a joint exercise of powers authority duly created under the laws of the State of California (the "Authority"), and PARK MANAGEMENT CORP., a California corporation (the "Manager").

                                      RECITALS:

     A. The Authority owns various animals, facilities, leasehold interests and other assets related to the facility known as Marine World/Africa USA in Vallejo, California ("Marine World").

     B. The Manager has expertise in the operation of recreational facilities similar in scope to that of Marine World, and is willing to provide management services in connection with the operation of Marine World on the terms and subject to the conditions set forth herein.

     C. The Authority and the Manager now wish to enter into this Agreement in order to set forth the rights and obligations of the parties with respect to the provision of management services by the Manager for the period commencing February 24, 1997.

                                      AGREEMENT:

     In consideration of the foregoing and the mutual promises herein set forth, the parties hereto hereby agree as follows:

                                      SECTION 1

                REPRESENTATIONS AND RESPONSIBILITIES OF THE AUTHORITY

     1.1 FULL POWER AND AUTHORITY. The Authority warrants and represents to the Manager that it has full power and authority to enter into this Agreement and to perform its obligations hereunder. As of the date hereof, and at all times prior to commencement by the Manager of its services hereunder, Marine World has, and will have, been operated in compliance in all material respects with all applicable federal, state and local laws, regulations, ordinances, orders, and contracts and leases, including, without limitation, those relating to employment, wages, hours and working conditions.

     1.2 APPROVALS AND LICENSES FOR MARINE WORLD. The Authority warrants and represents that it has all rights, interests, approvals, licenses, consents, permits and agreements necessary to operate Marine World as it was operated immediately prior to the effective date of this Agreement.

     1.3 RESPONSIBILITIES OF THE AUTHORITY. As between the Authority and the Manager (in its capacity as manager of Marine World hereunder), the Authority shall have the direct and primary responsibility for:

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          (i)  the review and approval of all operating and capital budgets for
Marine World;

          (ii) the appointment and supervision of an independent certified public accountant (the "Auditor") to review all financial matters concerning Marine World deemed relevant or appropriate by the Authority;

          (iii) overall responsibility for all activities and facilities at Marine World; and

          (iv) the supervision and approval of all development and licensing of intellectual property rights owned by the Authority.

     1.4 BANK ACCOUNTS AND DISBURSEMENTS. The Authority shall establish appropriate bank accounts for the deposit of gross receipts generated by, and for cash disbursements required for, the operations of Marine World. The Manager shall deposit all gross receipts in Authority accounts designated for such purpose by the Authority, such deposits to be made as frequently as determined prudent by the Manager with the approval of the Executive Director of the Authority. The Manager is hereby authorized to disburse such receipts pursuant to Section 2.9 below, subject to the provisions of Section 1.3(i) and (iii) above and 2.2.3 below.

                                      SECTION 2

                 REPRESENTATIONS AND RESPONSIBILITIES OF THE MANAGER

     2.1 FULL POWER AND AUTHORITY. The Manager warrants and represents that it has full power and authority to enter into this Agreement and perform its obligations hereunder, and that it has conducted its own review of Marine World prior to its execution of this Agreement and it is not relying on any representation (other than as expressly set forth herein) of the Authority, the City of Vallejo, the Redevelopment Agency of the City of Vallejo or the Vallejo Public Financing Authority in connection with its execution of this Agreement and its agreeing to act as Manager hereunder. The Manager warrants and represents that it is a wholly-owned subsidiary of Premier Parks Inc., that its sole business is acting as Manager under this Agreement, and that it is authorized to transact business in the State of California to the extent necessary to discharge its obligations hereunder.

     2.2  RESPONSIBILITIES OF THE MANAGER.

          2.2.1 As between the Manager and the Authority, the Manager (in its capacity as manager of Marine World) shall have the direct responsibility within the budgets approved by the Authority under Section 1.3(i) hereof and subject to any specific direction by the Authority consistent with the provisions hereof, for:

          (i)    the production and direction of all exhibitions at Marine
     World;

          (ii) the care, feeding and training of all marine mammals, exotic land animals and other living creatures in captivity ("Animals") at Marine World;

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          (iii)  the coordination of the activities of the Authority and the
     Manager as necessary to achieve the efficient management and operation of Marine World;

          (iv) the maintenance and repair of all facilities, landscaping and vegetation at Marine World, including, without limitation, elements of the electrical and mechanical systems, all furniture, fixtures and equipment, plumbing systems, building exteriors, drains, roofs, sidewalks, entrance ways, exterior lighting, interior promenades and walkways (such maintenance shall include custodial cleaning services, pest control and trash removal, repairs, routine preventative maintenance, and any other activities necessary to maintain Marine World in first class condition and usable on all occasions as a recreational facility), and the design and installation of any additional landscaping and vegetation;

          (v) the organization and management of all admissions, concessions, merchandising, security systems and parking facilities at Marine World in a manner not inconsistent with the budgets and operational reports referred to in Section 4;

          (vi) the organization and management of all advertising and public relations programs relating to Marine World, including the preparation and submission to the Authority of an annual marketing plan for Marine World to be submitted within sixty (60) days of the effective date of this Agreement and on or about each January 31st thereafter during the term of this Agreement, which shall set forth in detail the Manager's strategy for marketing and promoting Marine World for the next year, including attendance goals and other relevant information;

          (vii) providing all assistance reasonably requested by the Authority in connection with the preparation of budgets and operating policies for Marine World, and the preparation of operating and capital budgets as specified in Section 4 hereof;

          (viii) establishing cash flow management and control systems and financial reporting systems for Marine World in conjunction with the Authority's representatives and the Auditor;

          (ix) the use, protection and licensing of all intellectual property rights of the Authority;

          (x) coordination with the Authority as to and the maintenance of ongoing fundraising, sponsorship and membership programs (taking into consideration the provisions of Section 2.16(iii) hereof); and

          (xi) the employment and management of all persons, and the acquisition of all materials and equipment, necessary to carry out the foregoing responsibilities (taking into consideration the provisions of Section 2.16(ii) hereof).

In discharging its responsibilities described above, the Manager shall have full authority to act within the operating and capital budgets approved by Authority, and otherwise consistent with the marketing, maintenance and security plans approved by the Authority. In addition, (i) in the event of an emergency, the Manager shall contact the Executive Director of the Authority as soon as practicable as to the Manager's response to the situation, and the Manager may act as it deems necessary and as described to the Executive Director until such time as it can obtain approval of the Authority as to any additional actions, and (ii) in all

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other instances, the Manager may deviate up to ten percent (10%) from any specific expense portion of the Authority-approved budget upon notice to the Executive Director of the Authority and a showing of the means by which such additional expense will be paid. Any material deviations by the Manager from the Authority-approved budgets and plans for Marine World not described in the preceding sentence must be approved by the Authority, or in exigent circumstances by the Executive Director or another authorized representative of the Authority.

     2.2.2 The Manager and the Authority shall cause any governmental licenses necessary and otherwise pertaining to Marine World (including but not limited to any related to the sale of alcoholic beverages) to be transferred to and maintained in the Manager's name, or, if the Authority shall request in writing, in the name of the Authority.

     2.2.3 Within the provisions of this Agreement, the Authority shall retain direct authority over all activities at Marine World. The Authority may appoint a subcommittee of its Board of Directors, and the Manager shall meet and confer with such subcommittee and any duly authorized representative of the Authority (including but not limited to the Executive Director of the Authority) as soon as reasonably practicable following delivery to the Manager of a request for such a meeting.

     2.2.4 The Manager shall be permitted to review the personnel files of all individuals who were employed at Marine World prior to the date of this Agreement who apply for employment with the Manager. The Manager shall have sole discretion as to all decisions relating to hiring of employees, the employment of employees and the direction of the work force. The Manager shall have the sole discretion to set all terms and conditions of employment for all personnel the Manager will employ to operate Marine World. It is hereby acknowledged that the Manager will not employ any persons associated with Marine World prior to the commencement of the Manager's services hereunder until such person's prior employment has been terminated. The Authority hereby acknowledges that it has terminated the existing manager for Marine World effective upon the commencement of the activities of the Manager hereunder. The Authority shall have terminated or laid off any employees of the Authority related to Marine World prior to the commencement of Manager's services under this Agreement.

     2.3 DESIGN AND CONSTRUCTION ADVISORY SERVICES. The Manager shall act as the liaison between the Authority and the architects, engineers, contractors, construction managers and construction lenders responsible for the design and construction of any improvements to the Marine World facilities (the "Construction"). The Manager shall monitor the progress, plans, budgets and reports of the architects, engineers, contractors, construction manager and construction lenders for the Marine World facilities and shall make written and verbal reports regarding the design and construction to the Authority on a regular basis as required by the Authority. In addition, and without limiting the foregoing, the Authority hereby appoints the Manager as its agent, and the Manager accepts appointment as agent of the Authority, to carry out all phases of any improvements to the Marine World facilities, and the Manager, as agent of the Authority, subject to the provisions hereof, assumes all rights, duties and responsibilities of the Authority regarding supervision of the acquisition, construction and installation of any improvements to the Marine World facilities. Without in any way limiting the duties of the Manager under this paragraph, in discharging its duties under this paragraph, the Manager shall within the approved budgets and subject to Section 1.3 hereof:

          (i) negotiate, enter into and administer all agreements for architectural, contracting, engineering, testing or consulting services related to the Construction, and any agreements for the

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     furnishing of any supplies, materials, machinery or equipment relating to the Construction, or any amendments to any such agreements; provided that no agreement shall be executed on behalf of or be binding on the Authority unless (a) such agreement is within the capital budget approved by the Authority, or (b) the terms and conditions thereof and the party with whom the agreement is to be made have been approved in writing by the Authority;

          (ii) receive and audit, together with the appropriate supporting documentation, all requests for payment in connection with the Construction;

          (iii) apply for and maintain in full force and effect any and all governmental permits and approvals required for the lawful completion of the Construction;

          (iv) ensure compliance with all public bidding and prevailing wage requirements related to any Construction, and all terms and conditions contained in any governmental permit or approval required or obtained for the lawful completion of the Construction, or in any insurance policy affecting or covering the Construction, or in any surety bond obtained in connection with the Construction;

          (v) keep the Authority fully informed on a regular basis of the progress of the Construction, including the preparation of such reports as may from time to time be reasonably requested by the Authority;

          (vi) inspect the progress of the course of the Construction, including verification of the materials and labor furnished so as to be competent to approve or disapprove requests for payment made by any persons with respect to the Construction, and, in addition, verify that the Construction is being carried out substantially in accordance with the plans and specifications approved by the Authority, or, in the event that the Construction is not being so carried out, to take corrective action and promptly notify the Authority;

          (vii) subject to the provisions of Section 2.5 hereof, hire and retain as its employees and not as employees of the Authority, such qualified personnel as may be required to fully perform the Manager functions hereunder;

          (viii) not permit (a) any change to the plans and specifications relating to the Construction originally approved by the Authority if such change would have the effect of materially scaling back, reducing, eliminating or adversely affecting the quality of the facilities to be constructed as contemplated by the capital budget approved by the Authority with respect to the Construction, or (b) any change to the plans and specifications originally approved by the Executive Director which would require an additional expenditure in excess of $100,000; and

          (ix) provide to the Authority upon its request copies of all documents relating to the Construction including copies of all agreements with contractors, subcontractors and material or equipment suppliers and all correspondence between the Manager and such contractors, subcontractors or suppliers.

Notwithstanding the foregoing, no portion of the Construction shall be undertaken unless (a) it is expressly

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contemplated by and within the limitations of the capital budget approved by the
Authority and otherwise within the parameters of Section 2.3(viii) above, and/or
(b) the Manager has obtained the express prior written approval of the Authority as to the scope and cost thereof.

     2.4 PROFESSIONAL MANNER. The Manager shall fulfill its responsibilities hereunder in a professional and diligent manner within the budgetary and operating policy limitations established from time to time by the Authority and in compliance in all material respects with all applicable federal, state and local laws, regulations, ordinances, orders, contracts and leases governing the operation of Marine World.

     2.5 SUBCONTRACTORS. The Manager may subcontract the whole or any part of the performance of its obligations and duties herein described to any affiliate of the Manager or to any other person, firm or corporation approved in writing by the Authority, which approval shall not be unreasonably withheld. The subcontracting of the whole or any part of its obligations and duties as aforesaid shall not relieve the Manager from liability and responsibility for the performance of such obligations and duties. The Manager shall provide to the Authority upon its request a list of any subcontractors performing services at Marine World.

     2.6 INSURANCE. The Manager shall recommend insurance coverage on behalf of the Authority as is required pursuant to all leases governing the operation of Marine World or is otherwise prudent in the judgment of the Manager, and the Authority shall obtain and maintain such insurance coverage as it deems necessary or reasonable for the operation of Marine World. Notwithstanding the foregoing, the Manager shall at all times keep in full force and effect at least such insurance coverage for Marine World as is required under the 1997 Second Sublease Agreement Relating to Marine World, dated as of January 1, 1997, between the Authority and the Redevelopment Agency of the City of Vallejo (the "Second Sublease Agreement") as in effect on the date hereof.

     2.7 FIDELITY COVERAGE. The Manager shall provide blanket fidelity insurance coverage in an amount of at least $100,000, and otherwise in form and substance satisfactory to the Authority, covering all personnel with access to cash or with the ability or authority to make expenditures on behalf of the Authority.

     2.8 LIMITATION OF CONTRACTS. The Authority acknowledges that unless otherwise provided herein or unless the Manager is otherwise directed by the Authority, all contracts and agreements obligating the Authority with a term (including any renewals or extensions) of not more than one (1) year from the date of execution of the contract or the date hereof, whichever is later, with respect to the duties of the Manager under Section 2.2, and otherwise consistent with the approved budget for that year and the written operating policies (if any) of the Authority (to the extent a written copy of which policies has been provided to the Manager), may be entered into by the Manager and in the name of the Authority without the further approval of the Authority, except that no portion of the compensation under any such contract or agreement may be based upon net profits from all or part of the operations of Marine World, and all compensation under any such contract must be reasonable for the services rendered, and any such contract shall be subject to termination at the option of
the Authority upon termination of this Agreement.   Notwithstanding the
foregoing, the Manager may negotiate and enter into a collective bargaining agreement with any union representing the Manager's employees and/or establish the terms of employment of such employees without the need for any approval of the Authority.

     Notwithstanding any provision to the contrary contained in this Agreement, the Manager shall not enter into any agreement on behalf of the Authority which shall not be in compliance with Internal Revenue

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Service Revenue Procedure 93-19, or any successor Internal Revenue Service regulation or procedure which may be applicable in the future, unless otherwise expressly approved in writing by the Authority or its Executive Director.

     The Manager agrees to take all actions necessary to evidence all contracts entered into on behalf of the Authority and to assist the Authority in the enforcement thereof. The Manager shall provide the Authority with copies of all contracts and agreements which are binding upon or obligate the Authority.

     2.9 COLLECTION OF REVENUES AND PAYMENT OF EXPENSES. The Manager is authorized for and on behalf of the Authority to receive all cash receipts and other revenues from Marine World and to make all disbursements necessary to carry out the obligations of the Authority and the Manager hereunder within the budgetary and policy limits approved or agreed to in writing by the Authority. Within such limits and subject to Section 2.2.3, the Manager shall be entitled to reimbursement from the Authority for all reasonable costs and expenses incurred by the Manager to carry out such obligations, which shall include without limitation all costs of the Manager which reasonably are allocable to the services provided by the Manager under this Agreement. Notwithstanding the foregoing, the Manager shall be entitled to reimbursement from the Authority for all reasonable costs and expenses incurred by it in connection with the commencement of its services hereunder, other than fees and expenses relating to the negotiation, execution and delivery of (i) this Agreement, (ii) any option to lease land within or adjacent to Marine World, or (iii) any option to purchase all or any portion of Marine World.

     2.10 FINANCIAL RESPONSIBILITY OF AUTHORITY. Except as otherwise provided herein, it is hereby acknowledged that no payment shall be made under Section
2.9 or otherwise by the Authority to the Manager in respect of the compensation and employee benefit expenses of the executive officers (and any overhead expense) of Premier Parks Inc. incident to provision of management services under this Agreement, except for the Management Fee referred to in Section 3.1 hereof.

     Notwithstanding the foregoing, in performing its obligations hereunder, the Manager shall act solely as agent of Authority and, in that connection, all operating expenses of Marine World and all expenses of Manager incurred in the performance of its obligations hereunder (including, without limitation, all compensation or employee benefits expenses of all employees of any prior manager of Marine World, all employees of the Authority and all employees of the Manager providing services at or to Marine World, except as otherwise provided in
Section 2.12 hereof) in accordance with this Agreement, shall be borne by the Authority, except that the Authority shall not pay or otherwise be responsible for the payment of amounts referred to in the preceding paragraph (except for the Management Fee). Without limiting the generality of the foregoing, all debts and liabilities to third parties incurred by Manager in the course of providing its services hereunder and within the limitations herein provided shall be the debts and liabilities of Authority, and Manager may so inform any such third party. To the extent funds necessary therefor are not generated by the operation of Marine World or by any working capital financing of the Authority, the Authority agrees to supply such funds. The Authority agrees to use its best efforts to obtain working capital financing for Marine World consistent with past practices of the Authority.

     The Manager shall, in no event, be required to advance any of its funds for the operation of Marine World nor to incur any liability in connection therewith, unless the Authority shall have furnished the Manager with funds necessary for the discharge therefor. However, the Manager shall have the right (exercisable after three weeks prior written notice to the Authority), but not the obligation, to advance on

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behalf of the Authority its own funds to the extent required to pay any such obligation or liability of Marine World or the Authority. The Authority agrees to repay the Manager on written demand any such advance, plus interest thereon from the date of advancement at the prime rate.

     2.11 COOPERATION. The Manager shall cooperate fully with and assist the Authority in attempting to achieve the Authority's goals and objectives with respect to Marine World.

     2.12 TRANSITION OF MANAGEMENT AND OPERATION OF MARINE WORLD. Upon the termination of this Agreement pursuant to Section 6 hereof, the Manager agrees and covenants to cooperate fully with the Authority in the smooth and businesslike transition of the management and operation of Marine World. The Manager shall provide any prospective manager identified in writing by the Authority with access to all activities at Marine World, and shall assist any entity designated by the Authority to be the successor manager of Marine World in employing any employee of the Manager whose primary duties are related to Marine World, in connection with the future operation of Marine World on such terms and conditions as shall be agreed to by each employee and such new manager. The Authority shall in no way be responsible for any severance or termination compensation to any employee of the Manager that is not employed by the successor manager, to the extent that such severance or termination compensation has accrued under arrangements contractually offered or negotiated by the Manager from and after the date hereof without the prior written consent of the Authority as to the specific employees and amounts involved.

     The Manager shall, on the date of termination of this Agreement, (i) transfer all licenses, permits and agreements of the Manager that relate to Marine World to the new manager, (ii) transfer possession of any and all Authority property to such new manager or as otherwise directed in writing by the Authority, and (iii) vacate the Marine World site. The Authority shall reimburse the Manager for any reasonable costs or expenses borne by the Manager in connection with its performance of any obligations under this Section 2.12.

     2.13 ALTERATIONS AND LIENS. The Manager shall not make, or suffer to be made, any material alterations to any facility at Marine World without the prior written consent of the Authority. The Manager shall not permit the assets of the Authority to become subject to any lien arising out of the responsibilities of the Manager hereunder.

     2.14 NO DISCRIMINATION. The Manager shall not discriminate against any employee or applicant for employment because of race, color, citizenship status, national origin, ancestry, sex, sexual orientation, age, religion, creed, physical or mental disability, marital status, veteran status, or any other factor protected by law. The Manager shall not discriminate because of race, color, citizenship status, national origin, ancestry, sex, sexual orientation, age, religion, creed, physical or mental disability, marital status, veteran status or any other factor protected by law against any person by refusing to furnish such person any service or privilege offered to or enjoyed by the general public, nor shall the Manager or its employees publicize Marine World in any manner that would directly or inferentially reflect on the acceptability of the patronage of any person because of race, color, citizenship status, national origin, ancestry, sex, sexual orientation, age, religion, creed, physical or mental disability, marital status, veteran status, or any other factor protected by law.

     The Manager shall take no action which would cause the Authority to violate the provisions of Section 7.6(b) of the Second Sublease Agreement referred to in
Section 2.6 hereof.

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     2.15 COOPERATION WITH FINANCING.  The Manager agrees to cooperate, in accordance with the terms of this Agreement, with the Authority in its efforts to obtain financing to pay for the working capital needs of Marine World, the refunding or payment of debt relating to Marine World, and/or the construction of improvements at Marine World, and to sign such documents or take such actions as reasonably may be requested by the Authority or the lenders of such financing. The Authority shall be responsible for the repayment of any such financing, and the Authority acknowledges that the Manager (in its capacity as Manager hereunder) shall have no liability or responsibility whatsoever for the repayment of any debt incurred to finance Marine World or the inability of the Authority to obtain any such financing.

     As of the date of execution of this Agreement, the Manager acknowledges that it has supplied no equipment to the Authority and that it has no interest, legal or equitable, including security interests, in or to any item of real property, any fixture or any item of personal property located at Marine World. The Manager shall inform the Authority in writing as to any such equipment or interest that may be supplied or arise in the course of its performance hereunder.

     2.16 PROMOTION OF VALLEJO. The Manager shall include references to the City of Vallejo in marketing and promotional materials related to Marine World, and use its best efforts to (i) use contractors, vendors and service providers located in the City of Vallejo in discharging its responsibilities under Section
2.2.1 hereof, and to give preference to such contractors, vendors and service providers in the event of equivalent quality and price, and (ii) include in its annual operating budgets under Section 4.1 and otherwise to implement reduced price admission and/or other programs targeted towards allowing access to Marine World for economically disadvantaged residents of Vallejo, especially families and children.

                                      SECTION 3

                                    MANAGEMENT FEE

     3.1 MANAGEMENT FEE. The Manager shall be entitled to receive a management fee (the "Management Fee") consisting of: (i) $250,000 annually, payable in equal monthly installments of $20,833.33, commencing on the first business day of the calendar month which first commences after the effective date of this Agreement and continuing on the first business day of each month thereafter so long as this Agreement remains in effect; plus (ii) an annual fee equal to twenty percent (20%) of the gross revenues arising from Marine World in excess of $35,000,000 during each twelve month period from November 1 through October 31 (but in the case of the period commencing on the date hereof and ending on October 31, 1997, $31,700,000); provided that any compensation payable under the preceding clause (ii) shall not be more than the compensation paid during the applicable twelve month period to which such compensation relates under the preceding clause (i). Not later than January 31 of each year during the term of this Agreement, commencing January 31, 1998 and otherwise following the completion of the annual financial audit of Marine World, the Manager shall submit to the Authority a request for any compensation due to it under clause
(ii) of the first sentence of this Section 3.1, providing supporting detail for the amount owed. The Authority shall promptly review such information and make payment of any amount owed to the Manager under said clause (ii) by the succeeding February 28.

     3.2 MANAGEMENT FEE REASONABLE. The Authority and the Manager acknowledge and agree that the amount of the Management Fee is reasonable in relation to the services to be performed by the Manager

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hereunder.

     3.3 PAYMENT ABSOLUTE. Payment of the Management Fee shall be made without regard to the financial status of Marine World.

                                      SECTION 4

                              ANNUAL BUDGETS AND REPORTS

     4.1 OPERATING BUDGET. Within sixty (60) days of the effective date of this Agreement and on or about January 31 of each year during the term of this Agreement, the Manager shall prepare operating programs and a budget for Marine World for the remainder of the then current operating year in the case of the first budget, and for the succeeding operating year in the case of all other budgets, and shall submit them to the Authority by such date. Such budgets shall include detailed line items with respect to (i) projected attendance, (ii) revenues (including expected prices and/or pricing policies for admission, parking, concessions and merchandise), (iii) expenses and (iv) capital improvements, and shall otherwise set forth the Manager's general strategy for reducing expenses and increasing revenues.

     4.2 CAPITAL BUDGET. Within sixty (60) days of the effective date of this Agreement and on or about January 31 of each year during the term of this Agreement, the Manager shall submit to the Authority an annual capital expenditure request and cash flow projection as well as a projected capital and operating reserves report. The reports due on each January 31 shall include a summary five year capital improvement plan for Marine World.

     4.3 OTHER PLANNING DOCUMENTS. The Manager shall, in addition to the other budgets and reports required under this Section 4, submit to the Authority for its review and approval, within ninety (90) days of the effective date of this Agreement and on or about each January 31 during the term of this Agreement, (i) the marketing plan referred to in Section 2.2.1(vi) and consistent with Section 2.16(i), (ii) a maintenance plan for Marine World consistent with Section 2.2.1(iv), (iii) a security plan consistent with Section 2.2.1(v), and including both emergency and non emergency protocols to be followed by management employees, and (iv) a list of insurance maintained for Marine World consistent with Section 2.6. In addition, the Manager shall prepare a cash flow budget and otherwise assist the Authority in connection with the annual cash flow borrowing by the Authority for Marine World, which budget must be prepared and refined in late September or early October of each year so that such cash flow borrowing can be completed by November 1 of each year.

     4.4 AUTHORITY REVIEW AND APPROVAL. The Authority shall notify the Manager of its approval or disapproval of any budgets or reports submitted to it pursuant to Section 4.1, 4.2 and 4.3 with thirty (30) days of any such submittal. Failure of the Authority to disapprove of any such report or budget, or any portion thereof, within said thirty day period shall be deemed to be approval by the Authority. If the Authority disapproves a portion of any report or budget, the Manager may act under the portions thereof not so disapproved, and shall revise the portion that was disapproved until satisfactory to the Authority. With respect to any portion thereof not approved or deemed approved by the Authority, the prior period's budget or report shall remain in effect with respect to such portion until a new budget or report with respect thereto shall have been so approved. The Manager shall revise reports from time to time to reflect Authority comments or concerns, and material changes in the operations of Marine World.

     4.5 ANNUAL DISCLOSURE. The Manager shall assist the Authority and promptly provide any information requested by the Authority in connection with, the annual disclosure responsibilities of the Authority under Section 7.9 of the Second Sublease Agreement referred to in Section 2.6, or otherwise in connection with the annual cash flow borrowing of the Authority.

     4.6 ASSISTANCE CONCERNING MEETINGS. The Manager shall provide such information or assistance to the Authority as the Authority may request in relation to preparing for meetings of the Board of Directors of the Authority.

                                      SECTION 5

                        RECORDS; ACCOUNTS AND MONTHLY REPORTS

     5.1 MAINTENANCE OF RECORDS. The Manager shall cause to be kept at Marine World full, true and accurate, in all material respects, books, accounts and records of the management and operations of Marine World and of all transactions relating thereto as such operations extend to the responsibilities of the Manager hereunder.

     5.2 ACCOUNTING METHOD; AVAILABILITY. Such books, accounts and records shall be kept on the accrual basis of accounting in accordance with generally accepted accounting principles and practices and shall be available for inspection by the Auditor, the Authority and their respective agents and employees.

     5.3 FINANCIAL STATEMENTS AND INFORMATION. The Manager shall provide the Authority with monthly financial statements, in a form reasonably acceptable to the Executive Director of the Authority, respecting the operations of Marine World, including a balance sheet, cash flow report, statement of operations, budget variance to date and other pertinent financial data reasonably requested by the Authority, no later than twenty (20) days following the end of each month. The Manager shall provide to the Authority for its review a list of warrants representing amounts disbursed in furtherance of the activities and operations at Marine World on a monthly basis, or as otherwise requested by the Authority. In addition, the Manager shall cause to be prepared such other management and financial reports concerning Marine World as the Authority may reasonably request from time to time.

     5.4 RIGHT TO INSPECT. The Authority has the right to inspect and to audit all the books and records relating to the management and operation of Marine World which rights shall remain in effect for the duration of this Agreement and for five (5) years thereafter.

                                      SECTION 6

                                 TERM AND TERMINATION

     6.1 TERM OF AGREEMENT. This Agreement shall commence on the date of termination of the Interim Management Agreement Relating to Marine World, entered into as of November 1, 1996, between the Authority and Marine World/Africa USA Partners, a California Limited Partnership, and shall terminate on February 1, 2002, unless sooner terminated as set forth in paragraph 6.3.

     6.2  DEFAULT.

               6.2.1 Failure by either party hereto to pay or deposit sums due by one party to the other, or as otherwise required under this Agreement, within five (5) days notice by the other of such failure shall be a default hereunder, provided that if the default is of a nature that it cannot be cured within five (5) days, then the defaulting party shall not be deemed in default if it takes reasonable steps to commence to cure the default within such five (5) day period and proceeds with due diligence thereafter to cure its default within ten (10) days of notice of default.

               6.2.2 Violation in any material respect by the Manager of any laws, ordinances, rules and regulations or orders of any public authority having jurisdiction over Marine World and failure by the Manager to cure the applicable violation within five (5) days following notice of any violation thereof from the Authority, any officer thereof or the applicable governmental agency shall be a default by the Manager hereunder; provided, however, that the Manager shall not be in default hereunder if such cure cannot be reasonably accomplished within such period so long as the Manager commences cure within such five (5) day period and proceeds with due diligence thereafter to cure said default within (i) thirty (30) days of notice thereof; or (ii) if not so cured during such period, so long as a failure to cure the violation does not have a material adverse effect on the operations or financial condition of the Park, such longer period as is necessary to effect such cure.

               6.2.3 Either party shall be deemed in default under this Agreement in the event of an uncured material breach of any provision of this Agreement not otherwise referred to in Sections 6.2.1 or 6.2.2. The nondefaulting party must give written notice to the defaulting party specifying the full particulars of the breach alleged. The defaulting party shall have thirty (30) days from the date of the notice to cure the breach or take steps reasonably acceptable to the nondefaulting party to cure the breach which actions must be diligently pursued and concluded in a reasonable period.

               6.2.4 The occurrence of any affirmative act by the Manager (i) which directly causes an Event of Default (as such term is defined in the Second Sublease Agreement referred to in Section 2.6 hereof) with respect to any obligation of the Authority under Sections 5.2, 5.3, 5.4, 5.5, 5.7, 5.9, 6.1, 7.2 or 7.6 of said Second Sublease Agreement as the same exists on the date hereof, or an Event of Default (as such term is defined in the Trust Agreement referred to in said Second Sublease Agreement) in Section
     10.06 of said Trust Agreement as the same exists on the date hereof, and
     (ii) which has a material adverse effect on the operations or financial condition of Marine World.

     6.3 EARLIER TERMINATION. Notwithstanding the provisions of Section 6.1 hereof, this Agreement shall be terminated sooner:

          (i) at the option of either party hereto, if the Authority and Premier Parks Inc. (or a wholly-owned subsidiary thereof) have not entered into an option agreement in respect of a lease of property adjacent to or within Marine World which is mutually satisfactory to them by April 1, 1997, upon ninety (90) days prior written notice to the other party, provided that any such termination by the Manager shall not be effective until the earlier of (a) at the option of the Authority, two hundred seventy (270) days from the receipt by the Authority of such notice, or (b) the appointment of and assumption of duties by a new manager for Marine World;

          (ii) at the option of the Manager, if the Authority and Premier Parks Inc. (or a wholly-owned subsidiary thereof) have not entered into an option agreement in respect of a purchase by Premier Parks Inc. (or a wholly-owned subsidiary thereof) of Marine World by September 1, 1997, upon not less than ninety (90) days prior written notice by the Manager to the Authority;

          (iii) at any time by mutual agreement between the Manager and the Authority;

          (iv) at the option of either party hereto, upon substantial destruction or taking by eminent domain of such portions of Marine World so as to make the operation of Marine World, in the opinion of the Authority, economically infeasible;

          (v) subject to the provisions of Section 6.4, immediately upon a default under Section 6.2 at the election of the nondefaulting party;

          (vi) at the option of the Authority with thirty days prior written notice to the Manager, and effective upon appointment of and assumption of duties by a new manager for Marine World, (a) on the date which is three
     (3) years from the date of this Agreement, and (b) following notice to the Authority by Premier Parks Inc. (or its wholly owned subsidiary which is the holder of the option) that it will not exercise an option to lease land adjacent to Marine World as such option is contemplated by the option agreement referred to in clause (i) above; or

          (vii) at the option of the Manager, if the Manager in good faith has a material disagreement with the Authority over (a) changes mandated by the Authority to budgets previously approved by the Authority under Section 4.4 hereof or (b) the Authority's operating policies with respect to Marine World, upon ninety days written notice from the Manager to the Authority as to the substance of such disagreement, provided that any such termination by the Manager shall not be effective until the earlier of (a) at the option of the Authority, one hundred fifty (150) days from the receipt by the Authority of such notice, or (b) the appointment of and assumption of duties by a new manager for Marine World.

     6.4 AGENCY RIGHT TO CURE. The Redevelopment Agency of the City of Vallejo (the "Agency") shall have the right to receive from the Manager notice of and have the right to cure any breach by or default of the Authority under this Agreement, on behalf of and at the expense of the Authority during any period that Authority is in default thereunder; provided that, except in case of an emergency requiring earlier action, the Agency shall give Authority not less than fifteen (15) days prior written notice of the Agency's intent to cure on behalf of Authority. The Agency shall have a reasonable period of time (considering the nature of the default) to cure any default of Authority, following the expiration of all periods (including any extensions of time and period during which performance is waived) allowed for Authority's cure of such default, in the event that Authority has failed to cure.

     6.5 PRORATION OF MANAGEMENT FEE UPON TERMINATION. If this Agreement is terminated prior to the end of its term (as described in Section 6.1), the Authority shall pay to the Manager, within thirty (30) days after such termination and after deducting any amounts owed by the Manager to the Authority hereunder, any compensation due under Section 4.1(i), and a pro rata amount to be agreed upon by the Authority and the Manager in respect of Section 4.1(ii) based upon the operations of Marine World to the date of termination as compared to the immediately preceding two years; provided that no such compensation shall be owing in respect of Section 4.1(ii) in the event of a termination by the Authority by reason of a default by the Manager of the character described in Section 6.2.

                                      SECTION 7

                                   INDEMNIFICATION

     7.1 INDEMNIFICATION BY AUTHORITY. The Authority shall indemnify and hold the Manager harmless from any and all claims, costs, damages and liabilities, including reasonable attorneys fees and expenses ("Loss"), as and when incurred by reason of or arising out of (i) any and all debts, liabilities or obligations, whether direct or contingent, of any party relating to Marine World, existing on, or arising out of the operation or ownership of Marine World prior to, the commencement of Manager's services hereunder or (ii) the performance by the Manager of its duties and responsibilities hereunder or its status as "manager" of Marine World, except for those arising out of:

          (a) the negligence or willful misconduct of the Manager or its officers, directors, agents or employees; or

          (b) a breach by the Manager or its employees, agents, subcontractors or assigns of its duties or obligations hereunder.

     7.2 INDEMNIFICATION BY THE MANAGER. The Manager shall indemnify, defend (with counsel approved by the Authority) and hold the Authority and its officers, directors, employees and agents harmless from any and all claims, costs, damages or liabilities, including reasonable attorneys fees and expenses ("Loss") as and when incurred by reason of or arising from:

          (i) the gross negligence or willful misconduct of the Manager or its employees, agents or subcontractors; or

          (ii) a breach by the Manager or its employees, agents, subcontractors or assigns of its duties or obligations hereunder.

     7.3 INSURANCE PROCEEDS. Any loss to be indemnified under this Section 7 shall be after deducting any insurance proceeds received in connection with such loss by the party suffering the loss.

                                      SECTION 8

                                    FORCE MAJEURE

     8.1 OBLIGATIONS SUSPENDED. If the Manager or the Authority is unable by reason of Force Majeure (as herein defined) to carry out any obligation under this Agreement, such obligation shall be suspended only so far as it is physically affected by such Force Majeure during the continuance thereof. The party unable to perform shall give the other party prompt notice of such Force Majeure with reasonably full particulars thereof and, insofar as is known, the probable extent to which it will be unable to perform or be delayed in performing such obligation. The party unable to perform shall use all possible diligence to remove such Force Majeure as quickly as possible.

     8.2 REMOVAL OF FORCE MAJEURE. The requirement that any Force Majeure shall be removed with all possible diligence shall not require the settlement by the party unable to perform of strikes, lockouts or other labor disputes or the meeting of any claims of or demands by any supplier or government entity which reasonably may be harmful to the best interests of the Authority or the Manager.

     8.3 DEFINITION. For the purpose of paragraphs 8.1 and 8.2 hereof, "Force Majeure" shall mean an act of God, strike, lockout or other industrial disturbance, act of a public enemy, war, blockade, public riot, lightning, fire, storm, earthquake, flood, explosion, governmental restraint, breakage, or accidents to equipment and any other cause whether of the kind specifically enumerated above or otherwise, which shall not reasonably be within the control of the party claiming suspension.

                                      SECTION 9

                                    MISCELLANEOUS

     9.1 NO PRIVATE BUSINESS USE. The Manager shall take all reasonable steps in connection with this Agreement as may be requested by the Authority to ensure that Marine World is not deemed to be used for a private business use within the meaning of Section 141(b) of the Internal Revenue Code of 1986 and applicable rulings, procedures and regulations of the Internal Revenue Service, so as to cause the City of Vallejo or the Authority to violate the covenant in Section 10.05(a) of the 1997 Trust Agreement Relating to Marine World, dated as of January 1, 1997, among the City of Vallejo, the Authority and BNY Western Trust Company.

     9.2 NO WAIVER. No delay or failure on the part of any party in exercising any right hereunder shall impair any such right or any remedy of the party so delaying or failing, nor shall it be construed to be a waiver of any continuing breach or default hereunder or any acquiescence therein or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default hereunder be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     9.3 AMENDMENTS. This Agreement may be amended, modified, waived, released or discharged only by a written amendment executed by the parties hereto.

     9.4 SEVERABILITY. If any court of competent jurisdiction holds that any provision of this Agreement is void, voidable, illegal or unenforceable, or that this Agreement would be void, voidable, illegal or unenforceable unless any provision hereof were severed herefrom, that provision shall be severable from and shall not affect the continued operation of the rest of this Agreement; provided that if the provision to be severed is a material part of this Agreement, the foregoing shall not apply, and the parties shall in good faith renegotiate such provision.

     9.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding on all parties hereto and their respective successors and permitted assigns. A party may not assign its rights or be released from its obligations in, to or under, this Agreement except as may expressly be approved in writing by the other party hereto in its sole and absolute discretion; provided that the Authority may at any time assign this Agreement to the City of Vallejo, the Agency, the Vallejo Public Financing Authority or another agency of either the City or the Agency which has the use and possession of Marine World. The experience and capabilities of the

Manager were of primary importance to the Authority in entering into this Agreement, and the Authority shall be under no obligation whatsoever to approve any prospective assignee of the Manager hereunder.

     9.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute one agreement.

     9.7 NOTICES. Any notice, document or other item to be given, delivered, furnished or received under this Agreement shall be deemed given, delivered, furnished or received when given in writing and personally delivered to an officer of the applicable party or, after the same is deposited with the United States Postal Service, postage prepaid, registered or certified first class mail, return receipt requested, addressed to such applicable party at the address or addresses indicated herein therefor, or at such other address or addresses as such party may from time to time designate by written notice to the other, at the time of delivery shown on such return receipt:

          (a) If to the Authority: Marine World Joint Powers Authority, c/o City of Vallejo, City Hall, 555 Santa Clara Street, Vallejo, California 94590, Attention: City Manager, with a copy to City Attorney of the City of Vallejo, City Hall, 555 Santa Clara Street, Vallejo, California 94590.

          (b) If to the Manager: Park Management Corp., c/o Premier Parks Inc., 122 East 42nd Street, 49th Floor, New York, New York 10168, Attention:
     Chief Financial Officer, with a copy to Baer Marks & Upham LLP, 805 Third Avenue, 20th Floor, New York, New York 10022, Attention: James M. Coughlin.

     9.8 INDEPENDENT CONTRACTOR. The relationship between the Manager and the Authority is that of an independent contractor and, except as herein expressly provided, neither party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other or to bind the other in any manner or thing whatsoever.

     9.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the management and operation of Marine World by the Manager during the term of this Agreement.

     9.10      ARBITRATION OF DISPUTES.

               9.10.1 Any disputes between the parties arising out of or related to this Agreement which cannot be resolved by good faith negotiation shall be resolved through binding arbitration. Any party may elect to commence arbitration at any time by giving notice to the other party. The parties then shall attempt to agree on the appointment of a panel of three independent arbitrators. Each party may select one of the arbitrators for such panel, and if they do not identify their respective arbitrator to the other party or they cannot agree on the third arbitrator within twenty (20) days of the notice electing arbitration, such arbitrator(s) shall be appointed through the procedures of the American Arbitration Association. Any arbitrator selected to serve shall be qualified by training and experience for the matters for which such arbitrator is designated to serve. The arbitration shall be conducted in Vallejo, California under the commercial arbitration rules then in effect of the American Arbitration Association. The written decision and findings of a majority of the panel of arbitrators shall be final, binding and conclusive as between the parties and may be entered in any court having jurisdiction. The parties hereby consent to the jurisdiction and venue of the federal courts located in the Eastern District of the State of California and state courts located in Solano County, California for this purpose.

          9.10.2 The parties each shall advance one-half (1/2) of the costs of any arbitration. However, the prevailing party in any arbitration proceeding or legal action arising out of, or in connection with, this Agreement shall be entitled to recover its reasonable attorney's fees and its costs and expenses incurred in connection with such arbitration proceeding or legal action. The arbitrators shall specify the prevailing party or parties in its award. If more than one arbitrable dispute is adjudicated then the costs and expenses of the arbitration shall be apportioned by the arbitrators in the arbitration award to each separate dispute.

     9.11 REMEDIES NOT EXCLUSIVE. The remedies provided herein for breach of this Agreement are not exclusive, and in event of breach, the parties hereto shall have all the remedies provided by law.

     9.12 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to and does not create any rights or interests in any person not a party hereto, except the Agency, as provided in Section 6.4 hereof.

     9.13 AUTHORITY CONSENTS AND APPROVALS. No consents, authorization or approval required by this Agreement to be given by the Authority will be unreasonably withheld. Unless otherwise provided herein, all matters submitted by the Manager for approval by the Authority shall be deemed approved by the Authority unless the Authority notifies Manager in writing of its disapproval thereof within the time period specified herein for such approval or, if no such time period is specified, within thirty (30) days after such matter is so submitted in writing by the Manager to the Authority.

     9.14 LIMITATION ON MANAGER'S ACTIVITIES. The Manager hereby acknowledges and agrees that it is a single purpose corporation whose sole corporate purpose is to act as Manager hereunder, and that it will not engage in any activities unrelated to its performance as Manager hereunder without the prior written consent of the Authority.

     9.15 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State, and Solano County, California, shall be the county of venue in the event of any legal proceedings with respect to this Agreement.

     IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first above written.


                                        MARINE WORLD JOINT POWERS AUTHORITY



                                        By: /s/
                                           --------------------------------
                                             Executive Director



                                        PARK MANAGEMENT CORP.



                                        By: /s/
                                           --------------------------------
                                             Chairman and
                                        Chief Executive Officer



     Premier Parks Inc. hereby fully and unconditionally guarantees the performance by Park Management Corp. of its obligations under Sections 2, 4, 5 and 7.2 of the foregoing Agreement.


                                        PREMIER PARKS INC.



                                        By: /s/
                                           ------------------------------
                                             Chairman and
                                        Chief Executive Officer